UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Chapel Ridge Rd., Suite 200
Lehi, Utah	84043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On June 27, 2024, the Board of Directors (the “Board”) of Purple Innovation, Inc. (the “Company”) entered into a rights agreement and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and Class B common stock, par value $0.0001 per share (together with the Class A Common Stock, the “Common Stock”), to stockholders of record at the close of business on July 26, 2024 (the “Record Date”). Each Right entitles its holder, subject to the terms of the NOL Rights Plan (as defined below), to purchase from the Company one one-thousandth of a share of Series C Junior Participating Preferred Stock, par value $0.0001 per share (“Preferred Stock”), of the Company at an exercise price of $2.75 per Right, subject to adjustment. Each one one-thousandth of a share of Preferred Stock will constitute the economic equivalent of one share of Common Stock. The description and terms of the Rights are set forth in a stockholder rights agreement, dated as of June 27, 2024 (the “NOL Rights Plan”), between the Company and Pacific Stock Transfer Company, as rights agent (and any successor rights agent, the “Rights Agent”).

The Board approved the NOL Rights Plan in an effort to protect stockholder value by attempting to protect the Company’s ability to use its estimated $238 million of net operating losses (“NOLs”) to reduce potential future federal income tax obligations from becoming substantially limited by future ownership of Common Stock.

The Rights. The Rights will attach to any shares of Common Stock that are outstanding on the Record Date and that become outstanding after the Record Date and prior to the earlier of the Distribution Time (as defined below) and the Expiration Time (as defined below), and in certain other circumstances described in the NOL Rights Plan.

Until the Distribution Time, the Rights will be associated the with Common Stock and will be evidenced by Common Stock certificates or, in the case of uncertificated shares of Common Stock, the book-entry account that evidences record ownership of such shares, which will contain a notation incorporating the NOL Rights Plan by reference, and the Rights will be transferable with and only with the underlying shares of Common Stock.

Until the Distribution Time, the surrender for transfer of any shares of Common Stock will also constitute the transfer of the Rights associated with those shares. As soon as practicable after the Distribution Time, separate rights certificates will be mailed to holders of record of Common Stock as of the Distribution Time. From and after the Distribution Time, the separate rights certificates alone will represent the Rights.

The Rights are not exercisable until the Distribution Time. Until a Right is exercised, its holder will have no rights as a stockholder of the Company, including the right to vote or to receive dividends.

Separation and Distribution of Rights; Exercisability. Subject to certain exceptions, the Rights become exercisable and will trade separately from Common Stock only upon the “Distribution Time,” which occurs upon the earlier of:

●	the close of business on the tenth (10th) day after the “Stock Acquisition Date” (which is defined as (a) the first date of public announcement that any person or group has become an “Acquiring Person,” which is defined as a person or group that, together with its affiliates and associates, beneficially owns the Specified Percentage (as defined below) or more of the outstanding shares of Common Stock (with certain exceptions, including those described below) or (b) such other date, as determined by the Board, on which a person or group has become an Acquiring Person) or

●	the close of business on the tenth (10th) business day (or such later date as may be determined by the Board prior to such time as any person or group becomes an Acquiring Person) after the commencement of a tender offer or exchange offer that, if consummated, would result in a person or group becoming an Acquiring Person.

“Specified Percentage” shall mean 4.9% when referring to the beneficial ownership of any Person.

An Acquiring Person does not include:

●	the Company or any subsidiary of the Company;

●	any officer, director or employee of the Company in his or her capacity as such; or

●	any person or group that, together with its affiliates and associates, as of immediately prior to the first public announcement of the adoption of the NOL Rights Plan, beneficially owns the Specified Percentage or more of the outstanding shares of Common Stock so long as such person or group continues to beneficially own at least the Specified Percentage of the outstanding shares of Common Stock and does not acquire shares of Common Stock to beneficially own an amount equal to or greater than the greater of the Specified Percentage and the sum of the lowest beneficial ownership of such person or group since the public announcement of the adoption of the NOL Rights Plan plus one-half of one percentage point of the then outstanding shares of Common Stock.

In addition, the NOL Rights Plan provides that no person or group will become an Acquiring Person as a result of share purchases or issuances directly from the Company or through an underwritten offering approved by the Board. Also, a person or group will not be an Acquiring Person if the Board determines that such person or group has become an Acquiring Person inadvertently and such person or group as promptly as practicable divests a sufficient number of shares so that such person or group would no longer be an Acquiring Person.

Expiration Time. The Rights will expire on the earliest to occur of (a) the close of business on the date of the Company’s special meeting of the stockholders if a majority of the Company’s stockholders voting do not ratify the NOL Rights Plan, (b) the close of business on June 30, 2025 (the “Final Expiration Time”); (c) the time at which the Rights are redeemed or exchanged by the Company (as described below); (d) the repeal of Section 382 of the Internal Revenue Code of 1986, as amended, if the Board determines that this Agreement is no longer necessary for the preservation of the NOLs; and (e) the beginning of a taxable year of the Company to which the Board determines that no NOLs may be carried forward (the earliest of (a), (b), (c), (d) and (e) being herein referred to as the “Expiration Time”).

Flip-in Event. In the event that any person or group (other than certain exempt persons) becomes an Acquiring Person (a “Flip-in Event”), each holder of a Right (other than such Acquiring Person, any of its affiliates or associates or certain transferees of such Acquiring Person or of any such affiliate or associate, whose Rights automatically become null and void) will have the right to receive, upon exercise, Preferred Stock having a value equal to two times the exercise price of the Right.

For example, at an exercise price of $2.75 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Flip-in Event would entitle its holder to purchase Preferred Stock equivalent to $5.50 worth of Class A Common Stock for $2.75.

Preferred Stock Provisions. Each share of Preferred Stock, if issued: will not be redeemable, will entitle the holder thereof, when, as and if declared, to quarterly dividend payments equal to the greater of $1.00 per share or 1,000 times the amount of all cash dividends plus 1,000 times the amount of non-cash dividends or other distributions paid on one share of Common Stock, will entitle the holder thereof to receive $1,000 plus accrued and unpaid dividends per share upon liquidation, will have the same voting power as 1,000 shares of Common Stock and, if shares of Common Stock are exchanged via merger, consolidation or a similar transaction, will entitle the holder thereof to a per share payment equal to the payment made on 1,000 shares of Common Stock

Anti-dilution Adjustments. The exercise price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

●	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock,

●	if holders of the Preferred Stock are granted certain rights, options or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or

●	upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments amount to at least one percent (1%) of the exercise price. No fractional shares of Preferred Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

Redemption; Exchange. At any time prior to the Final Expiration Time, the Company may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right (subject to adjustment and payable in cash, Class A Common Stock or other consideration deemed appropriate by the Board). Immediately upon the action of the Board authorizing any redemption or at a later time as the Board may establish for the effectiveness of the redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

At any time before any Acquiring Person, together with all of its affiliates and associates, becomes the beneficial owner of fifty percent (50%) or more of the outstanding shares of Common Stock, the Company may exchange the Rights (other than Rights owned by the Acquiring Person, any of its affiliates or associates or certain transferees of Acquiring Person or of any such affiliate or associate, whose Rights will have become null and void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Amendment of the NOL Rights Plan. The Company and the Rights Agent may from time to time amend or supplement the NOL Rights Plan without the consent of the holders of the Rights. However, on or after the Stock Acquisition Date, no amendment can materially adversely affect the interests of the holders of the Rights (other than the Acquiring Person, any of its affiliates or associates or certain transferees of Acquiring Person or of any such affiliate or associate).

Miscellaneous. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Preferred Stock (or other consideration) or for common stock of the acquiring company or in the event of the redemption of the Rights as described above.

The foregoing description of the NOL Rights Plan and the Rights does not purport to be complete and is qualified in its entirety by reference to the NOL Rights Plan, which is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the NOL Rights Plan described in Item 1.01 of this Current Report, the Board approved a Certificate of Designation of Preferred Stock, which designates the rights, preferences and privileges of 300,000 shares of a series of the Company’s Series C Junior Participating Preferred Stock, par value $0.0001 per share, designated as Preferred Stock. The information set forth in Item 1.01 of this Current Report is incorporated into this Item 5.03 by reference.

The Certificate of Designation was filed with the Delaware Secretary of State and became effective on June 28, 2024. A copy of the Certificate of Designation has been filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

On June 27, 2024, the Board adopted, and recommended that the Company’s stockholders approve, an amendment to the Company’s Certificate of Incorporation (an “NOL Charter Amendment”) that adds an additional layer of protection of its NOLs until June 30, 2025. The NOL Charter Amendment voids any transfer of Common Stock that results in a stockholder acquiring beyond a 4.9% ownership percentage threshold (or, if a stockholder has beneficial ownership of in excess of 4.9%, then the ownership percentage that is one-half of one percentage point greater than their current beneficial ownership percentage). In the event of a prohibited transfer, the NOL Charter Amendment requires the transferee to transfer any shares in excess of the 4.9% threshold (or higher threshold if the stockholder has beneficial ownership of in excess of 4.9%) (including any dividends or distributions paid in respect to such excess shares) to the Company’s transfer agent, who is then required to sell such excess shares in an arm’s-length transaction that would not constitute a violation pursuant to the NOL Charter Amendment. Additionally, the NOL Charter Amendment contains a provision that will hold a stockholder liable, to the fullest extent of the law, for any intentional violation of the NOL Charter Agreement. The NOL Charter Amendment will be submitted for stockholder approval at a special meeting of the stockholders of the Company.

The NOL Charter Amendment that will be submitted for stockholder approval is filed as Exhibit 4.2 to this Current Report and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of the Preferred Stock of the Company, dated June 28, 2024
4.1	Stockholder Rights Agreement, dated June 27, 2024, between Purple Innovation, Inc. and Pacific Stock Transfer Company
4.2	Proposed First Amendment to the Second Amended and Restated Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2024	PURPLE INNOVATION, INC.

	By:	/s/ Tricia S. McDermott
Tricia S. McDermott
Chief Legal Officer, Secretary